SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2008
VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-33841 (Commission File Number)	20-8579133 (IRS Employer Identification No.)
1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)
(205) 298-3000
Registrant’s telephone number, including area code:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
a. Credit Agreements
On June 23, 2008, Vulcan Materials Company (“Vulcan”, “we” or “us”) entered into a $300 million Term Loan Credit Agreement (the “Term Credit Agreement”) with Wachovia Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders (the “Lenders”) and other parties thereto.
The Term Credit Facility is senior unsecured debt of Vulcan. The Term Credit Agreement contains customary representations, affirmative and negative covenants (including limitations on liens, and a maximum consolidated debt to total capitalization ratio of 0.65 to 1.00) and events of default usual for credit facilities of the type. The Term Credit Facility matures on June 23, 2011.
Proceeds of the Term Credit Facility may only be used to pay down the commitments and outstanding loans under the $2,000,000,000 364-Day Bridge Credit Agreement dated November 16, 2007 with Wachovia Bank, National Association, as Administrative Agent and the Lenders and other parties thereto, and following repayment in full thereof, to refinance other outstanding indebtedness.
The loans under the Term Credit Facility bears interest at a rate equal to the Eurodollar rate plus a margin determined by reference to a ratings-based pricing grid, or the base rate at the option of Vulcan (which is defined as the higher of the Wachovia prime rate and the Federal funds rate plus 0.50%). Assuming an A-/A3 equivalent credit rating level, the applicable rate under the Term Credit Facility will be the Eurodollar rate plus 1.00%.
Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us, including letters of credit, depository and account processing services, for which we have paid and intend to pay customary fees, and our pension fund also invests in funds managed by the Lenders or affiliates of the Lenders. Certain of the Lenders were parties to our prior credit agreements. Banc of America Securities LLC, an affiliate of Bank of America, N.A., a Lender, is a dealer with respect to our commercial paper program. To hedge our exposure to changes in interest rates, we have from time to time entered into transactions involving derivative instruments, such as forward starting swaps, with Bank of America, National Association, a Lender.
The foregoing description of the Term Credit Agreement is qualified in its entirety by reference to the full text of the Term Credit Agreement, which is filed herewith as Exhibit 1.1 to this Report and is incorporated in this Report by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibit to the Registration Statement is being filed with this report:

Exhibit
Number	Description
1.1	Term Loan Credit Agreement dated June 23, 2008 among Vulcan Materials Company, and Wachovia Bank, National Association, SunTrust Robinson Humphrey, Compass Bank, RBC Bank, Mizuho Corporate Bank, Ltd., Bank of America, National Association, Chang Hwa Commercial Bank, Ltd., New York Branch, First Tennessee Bank National Association, Regions Bank, Bank of China, The Northern Trust Company, Cathay United Bank, First Commercial Bank, New York Agency, and The Chiba Bank, Ltd.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

VULCAN MATERIALS COMPANY (Registrant)
Dated: June 27, 2008	By:	/s/ William F. Denson, III
William F. Denson, III

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Term Loan Credit Agreement dated June 23, 2008 among Vulcan Materials Company, and Wachovia Bank, National Association, SunTrust Robinson Humphrey, Compass Bank, RBC Bank, Mizuho Corporate Bank, Ltd., Bank of America, National Association, Chang Hwa Commercial Bank, Ltd., New York Branch, First Tennessee Bank National Association, Regions Bank, Bank of China, The Northern Trust Company, Cathay United Bank, First Commercial Bank, New York Agency, and The Chiba Bank, Ltd.

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